UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2025

Nuburu, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39489	85-1288435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7442 S Tucson Way Suite 130
Centennial, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 767-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed by Nuburu, Inc. (the “Company”), the Company is focused on building a stable foundation from which to expand and diversify its assets in connection with its announced Transformation Plan. Led by Alessandro Zamboni, Executive Chairman, the Transformation Plan is anticipated to include the recapitalization of the Company, the acquisition of new assets, the transfer and licensing back of certain current assets, and the expansion of the management team with expertise relevant to the expanded assets of the Company.

Consistent with the Transformation Plan, the Company accepted the resignations of Daniel Hirsch, Elizabeth Mora and Brian Knaley. Mr. Knaley will continue to support the Company as necessary through this transition period.

Following changes to the board of directors, the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are comprised of Shawn Taylor and Dario Barisoni.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 6, 2025	By:	/s/ Alessandro Zamboni
Alessandro Zamboni Executive Chairman